Stradley Ronon Stevens & Young, LLP Suite 2600 2005 Market Street Philadelphia, PA 19103-7018 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com
July 15, 2013
To the Addressees set forth on Exhibit X

Re:	Agreement and Plan of Reorganization (“Agreement”) adopted as of the 25th day of March, 2013 by and among (i) each of the Invesco open-end registered investment companies identified as a Target Entity on Exhibit A hereto (each a “Target Entity”) separately, on behalf of its respective series identified on Exhibit A hereto (each a “Target Fund”); (ii) each of the Invesco open-end registered investment companies identified as an Acquiring Entity on Exhibit A hereto (each an “Acquiring Entity”), separately on behalf of its respective series identified on Exhibit A hereto (each an “Acquiring Fund”); and (iii) Invesco Advisers, Inc. (“IAI”)

Ladies and Gentlemen:
     You have requested our opinion concerning certain federal income tax consequences of the reorganization of each Target Fund, pursuant to which: (i) the Acquiring Fund will acquire the assets and assume the liabilities of the Target Fund in exchange for the corresponding classes of shares of beneficial interest of the Acquiring Fund identified on Exhibit A (“Acquiring Fund Shares”) of equal value to the net assets of the Target Fund being acquired, and (ii) the Target Fund will distribute such shares of the Acquiring Fund to shareholders of the corresponding class of shares of the Target Fund (“Target Fund Shares”), in connection with the liquidation of the Target Fund, all upon the terms and conditions hereinafter set forth in the Agreement (each such transaction, a “Reorganization,” and collectively, the “Reorganizations”). Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.
     In rendering our opinion, we have reviewed and relied upon: (a) a copy of the executed Agreement, dated March 25, 2013; (b) the combined proxy statement/prospectus provided to shareholders of the Target Fund in connection with a special meeting of the shareholders held on April 24, 2013; (c) certain representations concerning the Reorganization made to us by the Acquiring Fund and the Target Fund, in a letter dated July 15, 2013 (the “Representation Letter”); (d) all other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (e) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion.

Addressees set forth on Exhibit X
July 15, 2013

     For purposes of this opinion, we have assumed that each Target Fund on the Closing Date of the Reorganization satisfies, and immediately following the Closing Date of the Reorganization, each Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as regulated investment companies.
     Based on the foregoing, and provided the Reorganization is carried out in accordance with the applicable laws of the State of Delaware, the terms of the Agreement and the statements in the Representation Letter for the Target Funds and the Acquiring Funds, it is our opinion with respect to each Target Fund and its corresponding Acquiring Fund that for federal income tax purposes:
     1. The acquisition by the Acquiring Fund of substantially all of the assets of the Target Fund, as provided for in the Agreement, in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Target Fund, followed by the distribution by the Target Fund to its shareholders of the Acquiring Fund Shares in complete liquidation of the Target Fund, will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and the Target Fund and the Acquiring Fund each will be a “party to the reorganization” within the meaning of Section 368(b) of the Code.
     2. No gain or loss will be recognized by the Target Fund upon the transfer of substantially all of its assets to, and assumption of its liabilities by, the Acquiring Fund in exchange solely for Acquiring Fund Shares pursuant to Section 361(a) and Section 357(a) of the Code.
     3. No gain or loss will be recognized by the Acquiring Fund upon the receipt by it of substantially all of the assets of the Target Fund in exchange solely for the assumption of the liabilities of the Target Fund and issuance of the Acquiring Fund Shares pursuant to Section 1032(a) of the Code.
     4. No gain or loss will be recognized by the Target Fund upon the distribution of the Acquiring Fund Shares by the Target Fund to its shareholders in complete liquidation (in pursuance of the Agreement) pursuant to Section 361(c)(1) of the Code.
     5. The tax basis of the assets of the Target Fund received by the Acquiring Fund will be the same as the tax basis of such assets in the hands of the Target Fund immediately prior to the transfer pursuant to Section 362(b) of the Code.
     6. The holding periods of the assets of the Target Fund in the hands of the Acquiring Fund will include the periods during which such assets were held by the Target Fund pursuant to Section 1223(2) of the Code.

Addressees set forth on Exhibit X
July 15, 2013

     7. No gain or loss will be recognized by the shareholders of the Target Fund upon the exchange of all of their Target Fund Shares for the Acquiring Fund Shares pursuant to Section 354(a) of the Code.
     8. The aggregate tax basis of the Acquiring Fund Shares to be received by each shareholder of the Target Fund will be the same as the aggregate tax basis of Target Fund Shares exchanged therefor pursuant to Section 358(a)(1) of the Code.
     9. The holding period of Acquiring Fund Shares received by a shareholder of the Target Fund will include the holding period of the Target Fund Shares exchanged therefor, provided that the shareholder held Target Fund Shares as a capital asset on the date of the exchange pursuant to Section 1223(1) of the Code.
     10. For purposes of Section 381 of the Code, the Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the income tax regulations issued by the United States Department of the Treasury (the “Income Tax Regulations”), the items of the Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Income Tax Regulations thereunder.
     Notwithstanding anything to the contrary herein, we express no opinion as to the effect of the Reorganizations on the Target Funds, the Acquiring Funds or any Target Fund shareholder with respect to any asset (including without limitation any stock held in a passive foreign investment company as defined in section 1297(a) of the Code or any contract described in Section 1256(b) of the Code) as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) regardless of whether such transfer would otherwise be a non-taxable transaction under the Code.
     Our opinion is based upon the Code, the applicable Income Tax Regulations, the present positions of the Internal Revenue Service (the “Service”) as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively. We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.
     Our opinion is conditioned upon the performance by the Target Entity, on behalf of each Target Fund, and the Acquiring Entity, on behalf of each Acquiring Fund, of their undertakings in the Agreement and the Representation Letter. Except as expressly set forth above, we express no other opinion to any party as to the tax consequences, whether federal, state, local or foreign, with respect to (i) the Reorganization or any transaction related to or contemplated by such Reorganization (or incident thereto) or (ii) the effect, if any, of the Reorganization on any other transaction and/or the effect, if any, of any such other transaction on the Reorganization.

Addressees set forth on Exhibit X
July 15, 2013

     We hereby consent to the use of this opinion as an exhibit to the registration statement of each Acquiring Fund on Form N-14, and any amendments thereto, covering the registration of Acquiring Fund Shares under the Securities Act of 1933, as amended, to be issued in the Reorganization.
Very truly yours,
/s/ Stradley Ronon Stevens & Young, LLP
STRADLEY RONON STEVENS & YOUNG, LLP

EXHIBIT A
CHART OF REORGANIZATIONS

Acquiring Fund (and share classes)	Corresponding Target Fund (and
and Acquiring Entity	share classes) and Target Entity	Closing Date
Invesco Municipal Income Fund, a series of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)	Invesco Municipal Bond Fund, a series of AIM Investment Securities Funds (Invesco Investment Securities Funds)
Class A	Class A	July 15, 2013
Class B	Class B	July 15, 2013
Class C	Class C	July 15, 2013
Class Y	Class Y	July 15, 2013
Investor Class	Investor Class	July 15, 2013

Invesco Growth Allocation Fund, a series of AIM Growth Series (Invesco Growth Series)	Invesco Leaders Fund, a series of AIM Growth Series (Invesco Growth Series)
Class A	Class A	July 15, 2013
Class B	Class B	July 15, 2013
Class C	Class C	July 15, 2013
Class R	Class R	July 15, 2013
Class Y	Class Y	July 15, 2013

Invesco American Franchise Fund, a series of AIM Counselor Series Trust (Invesco Counselor Series Trust)	Invesco Leisure Fund, a series of AIM Sector Funds (Invesco Sector Funds)
Class A	Class A	July 15, 2013
Class B	Class B	July 15, 2013
Class C	Class C	July 15, 2013
Class R	Class R	July 15, 2013
Class Y	Class Y	July 15, 2013
Class A	Investor Class	July 15, 2013

Invesco High Yield Fund, a series of AIM Investment Securities Funds (Invesco Investment Securities Funds)	Invesco High Yield Securities Fund, a series of AIM Investment Securities Funds (Invesco Investment Securities Funds)
Class A	Class A	July 15, 2013
Class B	Class B	July 15, 2013
Class C	Class C	July 15, 2013
Class Y	Class Y	July 15, 2013

Acquiring Fund (and share classes)	Corresponding Target Fund (and
and Acquiring Entity	share classes) and Target Entity	Closing Date
Invesco Mid Cap Growth Fund, a series of AIM Sector Funds (Invesco Sector Funds)	Invesco Dynamics Fund, a series of AIM Investment Securities Funds (Invesco Investment Securities Funds)
Class A	Class A	July 15, 2013
Class B	Class B	July 15, 2013
Class C	Class C	July 15, 2013
Class R	Class R	July 15, 2013
Class R5	Class R5	July 15, 2013
Class Y	Class Y	July 15, 2013
Class A	Investor Class	July 15, 2013

EXHIBIT X
ADDRESSEES

Board of Trustees AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) 11 Greenway Plaza, Suite 100 Houston, Texas 77046-1173	Board of Trustees AIM Growth Series (Invesco Growth Series) 11 Greenway Plaza, Suite 100 Houston, Texas 77046-1173

Board of Trustees AIM Counselor Series Trust (Invesco Counselor Series Trust) 11 Greenway Plaza, Suite 100 Houston, Texas 77046-1173	Board of Trustees AIM Investment Securities Funds (Invesco Investment Securities Funds) 11 Greenway Plaza, Suite 100 Houston, Texas 77046-1173

Board of Trustees AIM Sector Funds (Invesco Sector Funds) 11 Greenway Plaza, Suite 100 Houston, Texas 77046-1173